Exhibit 10.1

                                                       Execution Version



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                          J NET ENTERPRISES, INC.


                          STOCKHOLDERS AGREEMENT



                         Dated as of June 2, 2004



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                             TABLE OF CONTENTS
                             _________________


                                 ARTICLE I

     VESTING OF EMPLOYEE-OWNER SHARES

     Section 1.1.  Vesting Schedule
     Section 1.2.  Unvested Shares Subject to Call Right

                                 ARTICLE II

     LIMITATIONS ON TRANSFER OF SHARES

     Section 2.1.  Transfers Generally
     Section 2.2.  Transfers Following Death or Disability
     Section 2.3.  Transfers with the Consent of Board of Directors
     Section 2.4.  Compliance with Law and Regulations
     Section 2.5.  Legend on Certificates; Entry of Stop Transfer Orders
     Section 2.6.  Certificates to be Held by Parent
     Section 2.7.  Transfers in Violation of Agreement Void

                                 ARTICLE III

     VOTING AGREEMENT

     Section 3.1.  Nomination Rights
     Section 3.2.  CEO Agreement
     Section 3.3.  Form ADV
     Section 3.4.  Termination of Voting Provisions
     Section 3.5.  Proxy

                                 ARTICLE IV
     RIGHT TO PURCHASE SHARES

     Section 4.1.  Right of Parent to Purchase Shares in case of
                     Harmful Activity
     Section 4.2.  Notice of Harmful Activity
     Section 4.3.  Procedures for Purchase of Initial Shares

                                 ARTICLE V

     REPRESENTATIONS AND WARRANTIES

     Section 5.1.  Representations and Warranties of the Shareholders
     Section 5.2.  Representations and Warranties of Parent

                                 ARTICLE VI

     DEFINITIONS

                                 ARTICLE VII

     MISCELLANEOUS

     Section 7.1.  Notices
     Section 7.2.  Term of the Agreement
     Section 7.3.  Amendments; Waivers
     Section 7.4.  Adjustment Upon Changes in Capitalization
     Section 7.5.  Disinterested Board Members to Make Determinations
     Section 7.6.  Severability
     Section 7.7.  Representatives, Successors and Assigns
     Section 7.8.  Governing Law
     Section 7.9.  Specific Performance
     Section 7.10.  Submission to Jurisdiction; Waiver of Immunity
     Section 7.11.  Power of Attorney
     Section 7.12.  Further Assurances
     Section 7.13.  Execution in Counterparts
     Section 7.14.  Entire Agreement

     Schedule I


                          STOCKHOLDERS AGREEMENT
                          ______________________


          This STOCKHOLDERS AGREEMENT (this "Agreement") is dated as of June 2, 2004, by and among (i) J Net Enterprises, Inc., a Nevada corporation ("Parent"), (ii) the persons listed on Schedule I hereto (the "Non-Employee Owners), (iii) the Employee Owners (as defined herein) listed on Schedule II hereto and (iv) the Family Affiliates (as defined herein) listed on Schedule III hereto (the Non-Employee Owners, the Employee Owners and the Family Affiliates collectively, the "Shareholders"). Capitalized terms used herein have their respective meanings set forth in Article VI of this Agreement.


                           W I T N E S S E T H:
                           _ _ _ _ _ _ _ _ _ _

          WHEREAS, Parent, Epoch Acquisition Corp., a Delaware corporation ("Merger Sub") and a wholly-owned direct subsidiary of Parent, and Epoch Investment Partners, Inc., a Delaware corporation ("Epoch"), hereto have entered into a Merger Agreement, dated as of the date hereof (the "Merger Agreement"), pursuant to which Merger Sub will merge with and into Epoch, with Epoch surviving as a wholly-owned direct subsidiary of Parent, and Berenson and the Employee Owners and their Family Affiliates, as the sole shareholders of Epoch, will receive shares of common stock, par value $0.01 (the "Common Stock") of Parent in exchange for their shares of Epoch (the "Merger");

          WHEREAS, as a result of the Merger, Berenson and the Employee Owners and their Family Affiliates will have the right to receive a majority of the issued and outstanding Common Stock, subject to certain adjustments following the date hereof;

          WHEREAS, Parent, the Employee Owners and their Family Affiliates and the Non-Employee Owners desire to enter into certain agreements with respect to the Transfer and voting of their Common Stock and various other matters in order to continue harmonious relationships among themselves with respect to the conduct of the business and affairs of Parent; and

          WHEREAS, it is a condition precedent to the closing under the Merger Agreement that the parties hereto enter into this Agreement.

          NOW THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions herein contained and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:


                                 ARTICLE I

                      VESTING OF EMPLOYEE-OWNER SHARES

          Section 1.1 Vesting Schedule. The Initial Shares of each Employee Owner and his or her Family Affiliates shall vest and not be subject to Parent's right of purchase pursuant to Section 1.2 on the following schedule:

          (a) 12.5% of the Initial Shares shall be vested on the date hereof;

          (b) 25% of the Initial Shares shall be vested on the first anniversary of the date hereof;

          (c) 50% of the Initial Shares shall be vested on the second anniversary of the date hereof; and

          (d) 100% of the Initial Shares shall be vested on third anniversary of the date hereof.

          Section 1.2. Unvested Shares Subject to Call Right. Each Employee Owner and his or her Family Affiliates agrees that upon termination of such Employee Owner's employment with Parent, the unvested Initial Shares held by such Employee Owner and Family Affiliates will be subject to the right of Parent to purchase such Initial Shares in accordance with the procedures in Section 4.3.

                                 ARTICLE II

                     LIMITATIONS ON TRANSFER OF SHARES

          Section 2.1. Transfers Generally. Each Shareholder agrees that, in addition to any restrictions imposed by law, no Shareholder shall Transfer any Initial Shares Owned by such Shareholder, except that:

          (a) Subject to Sections 2.1(c), each Employee Owner together with his or her Family Affiliates may in the aggregate Transfer (1) on and after June 2, 2007 and prior to June 2, 2008, a number of Initial Shares not to exceed 12.5% of the aggregate Starting Amount of Shares Owned by such Employee Owner and Family Affiliates, (2) on and after June 2, 2008 and prior to June 2, 2009, a number of Initial Shares not to exceed 12.5% of the aggregate Starting Amount of Shares Owned by such Employee Owner and Family Affiliates, (3) on and after June 2, 2009 and prior to June 2, 2010, a number of Initial Shares not to exceed 25% of the aggregate Starting Amount of Shares Owned by such Employee Owner and Family Affiliates and (4) on and after June 2, 2010, any number of Initial Shares, provided that, in the case of each of the preceding clauses (1) through (4):

               (i) Prior to the first anniversary of the Employment Termination Date of any Employee Owner, neither such Employee Owner nor his or her Family Affiliates may Transfer Initial Shares if, as a result of such Transfer, such Employee Owner and Family Affiliates would in the aggregate Own less than that number of Initial Shares that is equal to 30% of the aggregate Starting Amount of Shares Owned by such Employee Owner and Family Affiliates; and

               (ii) Any Initial Shares in respect of which Parent has exercised its right of purchase pursuant to Article IV hereof may only be Transferred in accordance with Article IV.

Any number of Initial Shares eligible to be Transferred in any annual period under this Section 2.1(a) but not so Transferred may be Transferred in any future annual period without any restriction imposed by this Section 2.1(a).

          (b) Subject to Section 2.1(c), each Non-Employee Owner may Transfer any Initial Shares on and after the third anniversary of the date hereof.

          (c) Notwithstanding Sections 2.1(a) or 2.1(b), no Shareholder may Transfer Initial Shares during the pendency of any dispute between Parent and such Shareholder regarding the obligations under this Agreement of such Shareholder.

          Section 2.2. Transfers Following Death or Disability. Notwithstanding any other provisions of this Agreement, (a) upon the death or Disability of any Employee Owner, such Employee Owner (or his or her estate) and his or her Family Affiliates may Transfer any Initial Shares that, prior to the date of such event, had become vested in accordance with
Section 1.2 hereof free of any provisions of this Agreement and (b) upon the death or Disability of any other Shareholder, such other Shareholder (or his or her estate) may Transfer Initial Shares free of any provisions of this Agreement.

          Section 2.3. Transfers with the Consent of Board of Directors. Notwithstanding any other provisions of this Agreement, a Shareholder may Transfer any number of vested Initial Shares at any time with the prior written consent of the Board of Directors, which consent may be withheld or delayed, or granted on such terms and conditions as it may determine, in its sole discretion.

          Section 2.4. Compliance with Law and Regulations. Each Shareholder agrees that any Transfer of Initial Shares by such Shareholder shall be in compliance with any applicable federal and state securities laws, and any applicable law, rule or regulation of the Commission or any other governmental agency having jurisdiction.

          Section 2.5. Legend on Certificates; Entry of Stop Transfer Orders. (a) Each Shareholder agrees that each outstanding certificate representing any Initial Shares that are subject to this Agreement shall bear an endorsement noted conspicuously on each such certificate reading substantially as follows:

     "The securities represented by this certificate were issued without registration under the Securities Act of 1933. No transfer of such securities may be made without an opinion of counsel, reasonably satisfactory to Parent, that such transfer may properly be made without registration under the Securities Act of 1933 or that such securities have been so registered under a registration statement which is in effect at the date of such transfer.

     The securities represented by this certificate are subject to the provisions of an agreement dated as of June 2, 2004 among Parent and certain persons listed on the signature pages to such agreement, a copy of which is on file at the principal executive office of Parent, and such securities may be sold, assigned, pledged or otherwise transferred only in accordance with such agreement."

          (b) Each Shareholder agrees to the entry of stop transfer orders against the transfer of legended certificates representing shares of Common Stock except in compliance with this Agreement.

          (c) Each Shareholder that Owns Initial Shares issued prior to the date of this Agreement agrees to submit or cause the submission of any share certificates representing such Initial Shares to Parent for the application of the endorsement provided in Section 2.5(a) to each such certificate.

          Section 2.6. Certificates to be Held by Parent. (a) Each Shareholder agrees that the certificates representing such Shareholder's Initial Shares shall be held in custody by Parent at its principal office. Subject to Section 2.6(c), Parent shall, upon the request of any such Shareholder or the estate of any Shareholder, as the case may be, in writing addressed to the Secretary of Parent or any officer designated by the Secretary (which request shall include a representation by such Shareholder or estate thereof that such Shareholder is then permitted to Transfer a specified number of Initial Shares under the provisions of this Agreement), promptly release from custody the certificates representing such specified number of such Shareholder's Initial Shares which are then intended and permitted to be Transferred under the provisions of this Agreement. Unless the Initial Shares represented by such certificates have been registered under the Securities Act of 1933, each Shareholder agrees such certificates shall bear an endorsement noted conspicuously on each such certificate reading substantially as follows:

          "The securities represented by this certificate were issued without registration under the Securities Act of 1933. No transfer of such securities may be made without an opinion of counsel, reasonably satisfactory to Parent, that such transfer may properly be made without registration under the Securities Act of 1933 or that such securities have been so registered under a registration statement which is in effect at the date of such transfer."

Upon delivery of the opinion of counsel described in such legend by a Shareholder, Parent shall issue to such Shareholder a new certificate evidencing such Initial Shares without the legend required by this section endorsed thereon.

               (b) During the time Parent has possession of any Shareholder's Initial Shares, such Shareholder shall retain all rights to receive and retain dividends, to vote such Initial Shares, subject to the terms of this Agreement, and to execute consents, waivers or releases and otherwise to act in respect thereto in all corporate matters.

               (c) Parent agrees to use ordinary care, and shall not be liable for any matter requiring the exercise of greater than ordinary care, in the safekeeping of the Initial Shares.

          Section 2.7. Transfers in Violation of Agreement Void. Any attempted Transfer of Initial Shares not made in accordance with the provisions of this Agreement shall be void, and Parent shall not register, or cause or permit the registry, of Common Stock Transferred in violation of this Agreement.

                                 ARTICLE III

                           VOTING AGREEMENT, ETC.

          Section 3.1. Nomination Rights. Each of the Shareholders hereby agree to use, at all times and as promptly as practicable, their respective reasonable best efforts and to take or cause the taking of all necessary or desirable actions within their respective powers (including, but not limited to, the voting of all Common Stock and other securities respectively owned by them or over which they hold a proxy, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), to effectuate and carry out the following provisions:

          (a) Epoch Nomination Rights. The board of directors of Parent will at all times include four (4) directors selected by Priest (the "Epoch Directors"), provided at least two such Epoch Directors are not current or former shareholders or officers of Epoch. Pursuant to the Merger Agreement, two such persons, Priest and Jeffrey Berenson, will be appointed to the board of directors at the Effective Time. Priest's current intention is for the additional initial Epoch Directors to be appointed at or after the first shareholders meeting occurring after the date hereof. Priest shall have the right at any time to select a person to fill a vacancy amongst or to remove and/or replace any existing Epoch Director.
In the event of the death or permanent incapacity of Priest, Priest's rights under this Section 3.1(a) may be exercised by a majority of the remaining Epoch Directors.

          (b) Current Directors. Each of Allan Tessler, David Markin and Eugene Freedman (the "Current Directors") shall continue to serve as a member of the board of directors of Parent and shall be re-nominated and re-elected as a director so long as each them is willing and able to serve as a director. In the event that any Current Director shall cease to be a member of the board of directors of Parent, the remaining Current Directors may select a replacement to fill such vacancy.

          (c) Size of Board. Parent shall at all times be managed by or under the direction of a board of directors, which shall consist of not more than seven (7) members.

          (d) Approval of Certain Matters. The by-laws of Parent shall be amended to provide, and shall continue to provide, that all decisions regarding the following matters shall be approved by a two-thirds majority of the board of directors of Parent: (i) subject to Section 3.2 below, compensation of Priest as an officer or employee of Parent Group, (ii) issuance of additional equity interests to any Employee Owner (other than pursuant to the Merger Agreement) and (iii) any amendment or modification of this Agreement.

          Section 3.2. CEO Agreement. Parent hereby covenants to enter into with Priest, prior to the third anniversary of the date hereof, a contractual employment arrangement including compensation and severance provisions as is customary for chief executive officers of peer group companies, provided that any such arrangement shall not become effective until the third anniversary hereof. Such arrangement need only be approved by a simple majority of the board of directors of Parent.

          Section 3.3. Form ADV. The obligation of any Shareholder to vote for any person to serve as a director of Parent shall not apply to any person whose appointment would cause Parent or any its affiliates registered under the Investment Advisers Act as an investment adviser to provide (i) an affirmative answer to any question of Item 11 of Part I of Form ADV or (ii) any disclosure to investment advisory clients or prospective clients under Rule 206(4)-4 of the Investment Advisers Act.

          Section 3.4. Termination of Voting Provisions. Notwithstanding any other provisions of this Agreement, the provisions of this Article III, and the obligation of any Shareholder to vote in accordance with Section 3.1, shall terminate on the third anniversary of the date of this Agreement, provided that the obligations of each Employee Owner and his or her Family Affiliates to vote in accordance with Section 3.1(a) and, unless waived in writing by Priest, Section 3.1(c) shall continue as long as such Employee Owner or his or her Family Affiliates continue to hold any Initial Shares and Priest continues to be employed by Parent Group.

          Section 3.5. Proxy. Each Shareholder, with respect to all Initial Shares, does hereby irrevocably constitute and appoint Priest with full power of substitution, as his or its true and lawful attorney and proxy, for and in his or its name, place and stead, to vote each of such Initial Shares as his or its proxy, at the any annual, special or adjourned meeting of the shareholders (or in any action by written consent of the shareholders) of Parent following the Effective Time (including the right to sign his or its name, as stockholder, to any consent, certificate or other document relating to Parent that may be permitted or required by applicable law) to effect the actions required by Section 3.1 of this Agreement. THE SHAREHOLDERS ACKNOWLEDGE THAT THE COMPANY IS ENTERING THE MERGER AGREEMENT IN RELIANCE UPON THIS AGREEMENT AND INTENDS THIS PROXY TO BE IRREVOCABLE AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION AND EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY THE SHAREHOLDER WITH RESPECT TO THE INITIAL SHARES. NOTWITHSTANDING THE FOREGOING, THIS PROXY SHALL BE AUTOMATICALLY REVOKED AS TO ANY SHAREHOLDER WITHOUT ANY FURTHER ACTION ON THE PART OF SUCH SHAREHOLDER UPON THE TERMINATION OF SUCH SHAREHOLDER'S VOTING OBLIGATIONS PURSUANT TO SECTION
3.4 OF THIS AGREEMENT. The Shareholder further agrees to cause all Initial Shares controlled by him beneficially and of record to be voted in accordance with the foregoing. The Shareholder hereby acknowledges both receipt of a copy of the Merger Agreement and that such Shareholder understands the contents thereof.

                                 ARTICLE IV

                          RIGHT TO PURCHASE SHARES

          Section 4.1 Right of Parent to Purchase Shares in case of Harmful Activity. i. If, on or prior to the first anniversary of the Employment Termination Date of any Employee Owner (including during such Employee Owner's employment with Parent), the Board of Directors determines in its good faith judgment that such Employee Owner has engaged in Harmful Activity, Parent shall have the right to purchase, at any time or from time to time, from such Employee Owner (or, to the extent an Employee Owner does not Own sufficient shares of Common Stock to satisfy his or her obligations under this Section 4.1, to purchase from his or her Family Affiliates pro rata in accordance with the number of Initial Shares Owned by such Family Affiliates on the Notice Date) a number of Initial Shares Owned by such Employee Owner equal to 30% of such Employee Owner and Family Affiliate's aggregate Starting Amount of Shares. The purchase price of each Initial Share (the "Purchase Price") purchased by Parent pursuant to this Section
4.1 shall equal $0.01 per share.

          Section 4.2. Notice of Harmful Activity. Prior to the first anniversary of such Employee Owner's Employment Termination Date (including during such Employee Owner's employment with Parent Group), (a) each Employee Owner agrees not to engage in Harmful Activity and (b) each Employee Owner who engages (or intends to engage) in Harmful Activity agrees (i) to notify Parent in writing in reasonable detail at least 30 days prior to engaging in such Harmful Activity, (ii) to respond to such questions and furnish such additional information as Parent may request with respect to such Harmful Activity and (iii) to update such written notice or inquiries promptly in the event of any circumstances that would cause any notices or responses to be inaccurate or incomplete.

          Section 4.3. Procedures for Purchase of Initial Shares. The Parent may exercise its right to purchase Initial Shares under Section 1.2 or Section 4.1 one or more times in accordance with the following procedures:

          (i) The Parent shall give notice to the Employee Owner and his or her Family Affiliates that Own the Initial Shares subject to such right of purchase not later than the close of business on the first anniversary of the Employment Termination Date of such Employee Owner (the "Notice Date"), advising such Employee Owner and Family Affiliate of Parent's election to exercise such right, stating the number of Initial Shares to be so purchased, the Purchase Price, closing arrangements and a closing date at which payment of the consideration for such Initial Shares will be made, which date shall be not less than five days nor more than 90 days after the Notice Date.

          (ii) On such closing date, Parent and such Employee Owner and Family Affiliates shall cause the Person holding the Initial Shares being so purchased to deliver the certificates representing such Initial Shares, properly endorsed for transfer by such Employee Owner or Family Affiliate or his, her or its attorney-in-fact, to Parent at its principal place of business and Parent shall deliver to such Employee Owner or Family Affiliate the consideration therefor.

          (b) If an Employee Owner or his or her Family Affiliate is unable to satisfy its obligations under this Section 4.3 to deliver Initial Shares to Parent for any reason, such Employee Owner or Family Affiliate shall be liable to Parent, as liquidated damages and not as a penalty, for an amount equal to the product of (i) the number of Initial Shares that should have been sold to Parent under this Section 4.3 but were not sold and (ii) the excess, if any, of the Market Value of such shares as of the Notice Date over the Purchase Price.

          (c) In the event such Employee Owner or Family Affiliate shall fail to cooperate reasonably with the provisions of this Section 4.3, Parent shall have the power and authority pursuant to Section 7.11 hereof to take as attorney-in-fact all actions required to be taken by such Employee Owner or Family Affiliate and to deliver any consideration payable to such Employee Owner or Family Affiliate to the address listed in
Schedule I.

                                 ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

          Section 5.1. Representations and Warranties of the Shareholders. Each Shareholder severally represents and warrants to Parent and to each other Shareholder that (a) in the case of a Shareholder who is not a natural person, such Shareholder is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly executed by such Shareholder or his, her or its attorney-in-fact on behalf of such Shareholder and is a valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms; (c) the execution, delivery and performance by such Shareholder of this Agreement does not violate or conflict with or result in a breach of or constitute (or with notice or lapse of time or both constitute) a default under any agreement to which such Shareholder is a party; and (d) such Shareholder has good and marketable title to the shares of Common Stock subject to this Agreement free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement.

          Section 5.2. Representations and Warranties of Parent. The Parent represents and warrants to the Shareholders that (a) Parent is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly authorized, executed and delivered by Parent and is a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms; and (c) the execution, delivery and performance by Parent of this Agreement does not violate or conflict with or result in a breach by Parent of or constitute (or with notice or lapse of time or both constitute) a default by Parent under its Certificate of Incorporation or By-Laws, any existing applicable law, rule, regulation, judgment, order, or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Parent or its property including the requirements of any securities exchange, or any agreement or instrument to which Parent is a party or by which Parent or its property may be bound.

                                 ARTICLE VI

                                DEFINITIONS

          For purposes of this Agreement, the following terms shall have the following meanings:

          "Agreement" has the meaning set forth in the preamble to this Agreement.

          "Berenson" means Berenson Epoch LLC.

          "Board of Directors" means the Board of Directors of Parent or, to the extent expressly authorized by the Board of Directors to exercise the powers of the Board of Directors under this Agreement, (i) any committee of such Board of Directors or (ii) any board of directors or committee of any Subsidiary of Parent.

          "Business Day" means a day on which the principal national securities exchange on which shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the Borough of Manhattan, City and State of New York are not authorized or obligated by law or executive order to close.

          "Closing Price" means, on any day, the last sales price, regular way, per share of Common Stock on such day, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, as reported in the principal consolidated transaction reporting system covering securities listed or admitted to trading on the NYSE or, if shares of Common Stock are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system covering securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Quotation Bureau, Inc., or a similar reporting service designated by the Board of Directors.

          "Commission" means the Securities and Exchange Commission.

          "Common Stock" has the meaning set forth in the recitals to this Agreement.

          "Disability" means the inability of a person to perform his or her employment duties, obligations and responsibilities in all material respects for a continuous period of not less than one hundred and eighty
(180) days by reason of any medically determinable physical or mental impairment as determined by the Board of Directors in good faith.

          "Effective Time" shall have the meaning given therefor in the Merger Agreement.

          "Employee Owner" means each of Priest, Timothy Taussig, Philip Clark and David Pearl.

          "Employment Termination Date" means, with respect to any Employee Owner, the date of termination of such Employee Owner's employment with Parent Group for any reason (whether or not terminated by action of Parent Group), as determined by the Board of Directors in its sole and absolute discretion.

          "Epoch" has the meaning set forth in the recitals to this Agreement.

          "Epoch Directors" has the meaning set forth in Section 3.1(b).

          "Family Affiliates" means, as the context requires, (a) the Persons listed on Schedule III hereto or (b) with respect to any Employee Owner, (i) the Persons listed on Schedule III hereto to whom such Employee Owner transferred shares of Epoch common stock prior to the Merger and (ii) any Person to whom such Employee Owner Transfers Initial Shares with the written consent of the Board of Directors in accordance with Section 2.3 and who agrees in writing to be subject to the terms and provisions of this Agreement as a Family Affiliate.

          "Harmful Activity" by an Employee Owner means for such Employee Owner to, directly or indirectly, either individually or as owner, partner, agent, employee, consultant or otherwise:

               (a) solicit, recruit or induce for employment, hire or otherwise engage in any capacity an individual who is, or has within the previous 12 months been, a shareholder, employee or officer of Parent Group or solicit, recruit or induce any such person to terminate his or her employment with Parent Group; or;

               (b) (A) interfere or attempt to interfere with Parent Group's relations with any person who is or during the 12 months prior to such Employee Owner's termination date was a client or, to the knowledge of such Employee Owner, is or was proposed to be a client or
     (B) solicit, assist others in soliciting or accept business from any such person, including without limitation, by offering to serve as such person's investment adviser or recommending that such person consider engaging another person to serve as such person's investment adviser;

     provided that (1) ownership of less than 5% of the publicly-held voting stock of any corporation shall not, in and of itself, cause an Employee Owner to be deemed an owner or partner of such corporation for purposes of this definition, (2) soliciting or accepting business from a client or prospective client of Parent Group for the management of a class of asset not then provided or proposed to be provided by the Parent Group within the next 12 months shall not constitute Harmful Activity and (3) the acceptance, by a firm that employs an Employee Owner, of business from any person who is or during the 12 months prior to such Employee Owner's termination date was a client of Parent Group or, to the knowledge of such Employee Owner, is or was proposed to be a client of Parent Group shall not constitute Harmful Activity if such Employee Owner did not and does not interfere or attempt to interfere with Parent Group's relations with such client and such Employee Owner did not and does not participate or assist in any way in the solicitation or provision of services to such client at such employer.

          "Initial Shares" means, at any time, with respect to (i) Berenson and each of the Employee Owners and Family Affiliates, the shares of Common Stock received by such person as a result of the Merger (including any shares received as Per Share Escrow Consideration or Per Share Contingent Consideration (as such terms are defined in the Merger Agreement) and currently Owned by such Person or, (ii) in the case of other Shareholder, the shares of Common Stock designated on Schedule I as such Shareholder's Initial Shares and currently Owned by such Person.

          "Investment Advisers Act" means the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder.

          "Market Value" means the average of the daily Closing Prices for the ten consecutive Business Days ending on the Business Day immediately prior to the date of determination.

          "Merger" has the meaning set forth in the recitals to this Agreement.

          "Merger Agreement" has the meaning set forth in the recitals to this Agreement.

          "Merger Sub" has the meaning set forth in the recitals to this Agreement.

          "Non-Employee Owners" has the meaning set forth in the recitals to this Agreement.

          "Notice Date" has the meaning set forth in Section 4.3.

          "NYSE" means the New York Stock Exchange, Inc.

          "Option Period" has the meaning set forth in Section 4.1(a).

          "Own" means to own of record or beneficially, whether directly or through any other Person.

          "Parent" has the meaning set forth in the preamble to this Agreement and any successors thereof, whether by operation of law or otherwise.

          "Parent Group" means Parent and its Subsidiaries.

          "Person" means any natural person or any firm, partnership, limited liability partnership, association, corporation, limited liability company, trust, business trust, governmental authority or other entity.

          "Priest" means William W. Priest.

          "Purchase Price" has the meaning set forth in Section 4.1(a).

          "Shareholders" has the meaning set forth in the first paragraph of this Agreement.

          "Starting Amount of Shares" means, with respect to Berenson or any Employee Owner and his or her Family Affiliates the aggregate number of Initial Shares received by such person in the Merger (including any shares received as Per Share Escrow Consideration or Per Share Contingent Consideration (as such terms are defined in the Merger Agreement)) or, in the case of any other Shareholder, the aggregate number of shares of Common Stock designated on Schedule I as such Shareholder's Initial Shares.

          "Subsidiary" means a corporation, limited liability company or other entity of which Parent, directly or indirectly, has the power, whether through the ownership of voting securities, equity interests, contract or otherwise, (i) to elect at least a majority of the members of such entity's board of directors or other governing body or (ii) in the absence of a governing body, to control the business affairs of such entity.

          "Transfer" means, with respect to any Initial Shares, directly or indirectly, (i) to sell, assign, transfer, pledge (including in margin transactions), convey, distribute, mortgage, encumber, hypothecate or otherwise dispose, whether by gift, for consideration or for no consideration and (ii) to grant any right to vote, whether by proxy, voting agreement, voting trust or otherwise.

                                 ARTICLE VII

                               MISCELLANEOUS

          Section 7.1. Notices. (a) All notices, requests, demands, waivers and other communications to be given by any party hereunder shall be in writing and shall be (i) mailed by first-class, registered or certified mail, postage prepaid, (ii) sent by hand delivery or reputable overnight delivery service or (iii) transmitted by telecopy (provided that a copy is also sent by reputable overnight delivery service) addressed, in the case of any Shareholder, to him or her at the address set forth on
Schedule I, II or III, as the case may be, or, in the case of Parent, to J Net Enterprises, Inc., c/o Epoch Investment Partners, Inc., 667 Madison Avenue, New York, NY 10021, Attention: Secretary, or, in each case, to such other address as may be specified in writing to the other parties hereto.

          (b) All such notices, requests, demands, waivers and other communications shall be deemed to have been given and received (i) if by personal delivery or telecopy, on the day of such delivery, (ii) if by first-class, registered or certified mail, on the fifth Business Day after the mailing thereof or (iii) if by reputable overnight delivery service, on the day delivered.

          Section 7.2. Term of the Agreement. (a) This Agreement shall become effective upon the occurrence of the Effective Time and shall terminate on the earliest to occur of (i) the first date on which there are no Shareholders who remain bound by its terms, (ii) the date on which Parent and all Shareholders who are then bound by its terms agree to terminate this Agreement and (iii) the tenth anniversary of the date hereof.

          (b)  Unless this Agreement is theretofore terminated pursuant to
Section 7.2(a) hereof, a Shareholder shall be bound by its terms until all Initial Shares Owned by such Shareholder are free of the provisions of Articles I, II, III and IV hereof.

          Section 7.3. Amendments; Waivers. (a) This Agreement may be amended or modified, and any provision in this Agreement may be waived, if such amendment, modification or waiver is approved by the Board of Directors, in accordance, if applicable, with any voting provisions set forth in the by-laws of Parent, provided that any amendment that would materially adversely affect any Shareholder (other than an amendment that, in the good faith judgment of the Board of Directors, is intended to cure any ambiguity or correct or supplement any provisions of this Agreement that may be incomplete or inconsistent with any other provision contained herein) must be approved by the Shareholders that Own a majority of the Initial Shares subject to this Agreement as of the date of such amendment or modification, provided, further, that, without the consent of any Person, the Board of Directors may permit any Person who executes and delivers a counterpart of this Agreement to become a party to this Agreement by amending Schedule I hereto.

          (b) The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the rights at a later time to enforce the same. No waiver by any party of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or the breach of any other term of this Agreement.

          Section 7.4. Adjustment Upon Changes in Capitalization. In the event of any change in the outstanding shares of Parent by reason of stock dividends, split-ups, recapitalizations, combinations, exchanges of shares and the like, the term "shares of Common Stock" shall refer to and include the securities received or resulting therefrom and the terms and provisions of this Agreement, including without limitation the terms "Initial Shares" and "Purchase Price," shall be appropriately adjusted so that each Shareholder will thereafter continue to have and be subject to, to the greatest extent practicable, the same rights and obligations he, she or it had been subject to prior to such change.

          Section 7.5. Disinterested Board Members to Make Determinations. In the event that any Shareholder breaches its obligations under this Agreement, then the Board of Directors shall have the exclusive right to make (on behalf of Parent) any and all determinations that may be necessary or appropriate under this Agreement, including without limitation, determinations relating to the exercise and enforcement of remedies hereunder. If a Shareholder who is also a member of the Board of Directors breaches his or her obligations under this Agreement, such Shareholder must refrain from exercising his or her vote at meetings of the Board and general meetings of Parent to give effect to this Section 7.5.

          Section 7.6. Severability. If the final determination of a court of competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term or provision hereof is invalid or unenforceable,
(a) the remaining terms and provisions hereof shall be unimpaired and (b) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

          Section 7.7. Representatives, Successors and Assigns. Each Employee Owner shall cause his or her Family Affiliates to comply with the terms and provisions of this Agreement. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their respective legatees, legal representatives, successors and assigns; provided that Shareholders may not assign, delegate or otherwise transfer any of their rights or obligations under this Agreement except with the written consent of the Board of Directors.

          Section 7.8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OR RULES THEREOF).

          Section 7.9. Specific Performance. Each of the parties hereto acknowledges that it will be impossible to measure in money the damage to Parent or the Shareholders if any party hereto fails to comply with the provisions of Article I, II, III or IV and each party hereto agrees that in the event of any such failure, neither Parent nor any Shareholder will have an adequate remedy at law. Therefore, Parent and each Shareholder, in addition to all of the other remedies which may be available, shall have the right to equitable relief, including, without limitation, the right to enforce specifically the provisions of Articles I, II, III and IV by obtaining injunctive relief against any violation thereof, or otherwise. All claims for specific performance of one or more provisions of this Agreement shall be resolved exclusively by litigation before a court of competent jurisdiction located in the State of New York.

          Section 7.10. Submission to Jurisdiction; Waiver of Immunity. Each Shareholder, for itself and its successors and assigns, hereby irrevocably waives (a) any objection, and agrees not to assert, as a defense in any legal or equitable action, suit or proceeding against such Shareholder arising out of or relating to this Agreement or any transaction contemplated hereby or the subject matter of any of the foregoing, that (i) it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable before or in said courts, (ii) the venue thereof may not be appropriate and (iii) the internal laws of the State of Nevada do not govern the validity, interpretation or effect of this Agreement, (b) any immunity from jurisdiction to which it might otherwise be entitled in any such action, suit or proceeding which may be instituted before any state or federal court in the State of New York in accordance with Section 7.9 and (c) any immunity from the maintaining of an action against it to enforce any judgment for money obtained in any such action, suit or proceeding and, to the extent permitted by applicable law, any immunity from execution.

          Section 7.11. Power of Attorney. (a) Each Shareholder hereby makes, constitutes and appoints the Secretary of Parent, and any successor thereof, with full power of substitution and resubstitution, his, her or its true and lawful attorney for his, her or its and in his, her or its name, place and stead and for his, her or its use and benefit, to execute and deliver all stock powers, instruments of assignment, endorsements and other documents necessary, appropriate, advisable or convenient to facilitate or consummate the sale of Initial Shares in accordance with
Section 4.3. Each Shareholder authorizes such attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary, appropriate, advisable or convenient in connection with any of the foregoing, hereby giving such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite, appropriate, advisable or convenient to be done in and about the foregoing as fully as such Shareholder might or could do if personally present, and hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section is a special power of attorney coupled with an interest and, until terminated in accordance with Section 7.2, is irrevocable.

          Section 7.12. Further Assurances. Each Shareholder agrees to execute such additional documents and take such further action as may be requested by Parent to effect the provisions of this Agreement.

          Section 7.13. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

          Section 7.14. Entire Agreement. This Agreement, including the Schedules hereto, contains the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                  J NET ENTERPRISES, INC.


                                  By:   /s/ Allan R. Tessler
                                        ____________________

                                  Name:  Allan R. Tessler
                                  Title: Chief Executive Officer

Employee Owners
_______________

/s/ William W. Priest
_______________________________
William W. Priest

/s/ J. Philip Clark
_______________________________
J. Philip Clark

/s/ Timothy Taussig
_______________________________
Timothy Taussig

/s/ David Pearl
_______________________________
David Pearl

Non-Employee Owners
___________________


BERENSON EPOCH LLC


By:    /s/ Berenson & Company, Inc., its managing member
       _________________________________________________

Name:  Steven Wayne
Title: Secretary and Treasurer

/s/ Allan Tessler
_______________________________
Allan Tessler

/s/ David Markin
_______________________________
David Markin


Family Affiliates
_________________


J PHILIP/DEBORAH K CLARK
TRUST U/A 10/06/1994


By:      /s/ J. Philip Clark
         ____________________
Name:    J. Philip Clark
Title:   Trustee


                                                          Schedule I

                            Non-Employee Owners
                            ___________________

Name                             Address            Initial Shares
____________________       _____________________    ______________

Allan Tessler              1100 Pine Siskin
                           Jackson, WY 83001            673,557

David Markin               Chairmans Club
                           220 E. Sunrise
                           Palm Beach, FL  33480        510,320

Berenson Epoch LLC         667 Madison Avenue
                           New York, NY 10021       [Shares received in
                                                     Merger]


                                                          Schedule II

                              Employee Owners
                              _______________

Name                                       Address
_________________________      __________________________________

William W. Priest              Epoch Investment Partners, Inc.
                               667 Madison Avenue
                               New York, NY 10021

J. Philip Clark                Epoch Investment Partners, Inc.
                               667 Madison Avenue
                               New York, NY 10021

Timothy Taussig                Epoch Investment Partners, Inc.
                               667 Madison Avenue
                               New York, NY 10021

David Pearl                    Epoch Investment Partners, Inc.
                               667 Madison Avenue
                               New York, NY 10021


                                                          Schedule III

                             Family Affiliates
                             _________________

Name                                           Address
______________________________       __________________________________

J Philip/Deborah K Clark Trust       c/o J. Philip Clark
U/A 10/06/1994                       Epoch Investment Partners, Inc.
                                     667 Madison Avenue
                                     New York, NY 10021